EXHIBIT 1.1

$250,000,000

PLAINS EXPLORATION & PRODUCTION COMPANY

7 1/8% Senior Notes due 2014

PURCHASE AGREEMENT

June 18, 2004

LEHMAN BROTHERS INC.

J.P. MORGAN SECURITIES INC.

BANC OF AMERICA SECURITIES LLC

BNP PARIBAS SECURITIES CORP.

HARRIS NESBITT CORP.

c/o Lehman Brothers Inc.

745 Seventh Avenue, Third Floor

New York, New York 10019

Dear Ladies and Gentlemen:

Plains Exploration & Production Company, a Delaware corporation (the “Issuer”), proposes, upon the terms and considerations set forth herein, to issue and sell to Lehman Brothers Inc., J.P. Morgan Securities Inc. (together, the “Representatives”), Banc of America Securities LLC, BNP Paribas Securities Corp. and Harris Nesbitt Corp. (collectively, and including the Representatives, the “Initial Purchasers”), $250,000,000 in aggregate principal amount of its 7 1/8% Senior Notes due 2014 (the “Securities”). The Securities will have terms and provisions that are summarized in the Offering Memorandum (as defined below) and will be unconditionally guaranteed on a senior basis (the “Guarantees”) by all of the Issuer’s existing domestic restricted subsidiaries, other than The Congo Holding Company, a Texas corporation, and The Nuevo Congo Company, a Delaware corporation (together, the “Congo Guarantors”), and by its future domestic restricted subsidiaries, each as described in the Offering Memorandum (the “Guarantors”). The Congo Guarantors will guarantee the Securities 45 days after the Closing Date (as defined below), if certain conditions as described in the Indenture (as defined below) and Offering Memorandum are met. This is to confirm the agreement concerning the purchase of the Securities from the Issuer by the Initial Purchasers.

The Securities and Guarantees are to be issued pursuant to an Indenture (the “Indenture”) to be dated as of June 30, 2004 (the “Closing Date”), among the Issuer, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). As part of transactions described under the captions “Recent Developments—Recapitalization Transactions” and “Recent Developments—Consent Solicitation for Our 8 3/4% Senior Subordinated Notes” in the Offering Memorandum, the Issuer and/or Nuevo Energy Company, a Delaware company and a wholly-owned subsidiary of the Issuer (“Nuevo”), as the case may be, have entered or will enter into the following transactions, collectively referred to as the “Transactions”, which are expected to be consummated on or prior to the Closing Date: (i) Nuevo’s cash tender offer for any and all of its 9 3/8% Senior Subordinated Notes due 2010 (the “Nuevo Notes”) and solicitation of consents from the holders of the Nuevo Notes to amend certain provisions of the indenture under which the Nuevo Notes were issued; (ii) Nuevo’s redemption of any and all of its outstanding 5.75% Convertible Subordinated Debentures due December 15, 2026, the proceeds of which will be used by Nuevo’s wholly-controlled financing trust to redeem all of the trust’s outstanding $2.875 Term Convertible Securities, Series A and all of the $2.875 common securities held by Nuevo; (iii) the Issuer’s termination of Nuevo’s $400 million existing credit facility (the “Nuevo Credit Agreement”); (iv) the Issuer’s amendment of its senior secured credit facility (the “Senior Secured Credit Agreement”); and (v) the Issuer’s solicitation of consents from the holders of its outstanding 8 3/4% Senior Subordinated Notes due 2012 (the “8 3/4% Notes”) to amend certain provisions of the indenture under which the 8 3/4% Notes were issued (the “8 3/4% Notes Consent Solicitation”) .

This Agreement, the Indenture, the Securities, the Guarantees, the Exchange Securities (as defined below), the Exchange Guarantees (as defined below) and the Registration Rights Agreement (as defined below) are referred to in this Agreement collectively as the “Operative Documents”. The Nuevo Credit Agreement, Senior Secured Credit Agreement, security instruments (as discussed therein), the First Supplemental Indenture, dated as of May 27, 2004 to the indenture governing the Nuevo Notes and the Amended and Restated Indenture, dated June 18, 2004, amending and restating the indenture relating to the 8 3/4% Notes are referred to in this Agreement together as the “Transaction Agreements”. The Operative Documents and the Transaction Agreements are referred to in this Agreement collectively as the “Transaction Documents”.

The Securities will be sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions under the Securities Act. The Issuer has prepared a preliminary offering memorandum, dated June 14, 2004 (the “Preliminary Offering Memorandum”), and an offering memorandum, dated the date hereof (the “Offering Memorandum”), setting forth, and incorporating by reference, information regarding the Issuer and the Guarantors, the Congo Guarantors, the Securities and the Exchange Securities. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum will be deemed to include all amendments and supplements thereto. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchaser pursuant to the terms of this Agreement. The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.

Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), among the Issuer, the Guarantors and the Initial Purchasers, to be dated the Closing Date, for so long as such Securities constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuer, the Guarantors and the Congo Guarantors (if applicable) will agree to file with the U.S. Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Issuer’s 7 1/8% Senior Notes due 2014 (the “Exchange Securities”) and the Guarantors’ guarantees (and the Congo Guarantors’ guarantees, if the Congo Guarantors are guarantors under the Indenture) thereof (the “Exchange Guarantees”) to be offered in exchange for the Securities and the Guarantees (such offer to exchange being referred to as the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”; together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Securities, and to use their reasonable best efforts to cause such Registration Statements to be declared effective.

The Issuer hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities. (a) The Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto at a price equal to 97.478% of the principal amount thereof plus accrued interest, if any, from June 30, 2004 to the Closing Date. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

A. within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

B. in accordance with the restrictions set forth in Annex A hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(g) and 5(h), counsel for the Issuer and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Issuer acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Akin Gump Strauss Hauer & Feld LLP at 8:00 A.M., Texas time, on June 30, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser that:

(a) The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

(b) The documents incorporated by reference in the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) The financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the combined financial position of the Issuer and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Preliminary Offering Memorandum and the Offering Memorandum has been derived from the accounting records of the Issuer and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

(d) Since the date of the most recent audited financial statements of the Issuer and its subsidiaries included in the Preliminary Offering Memorandum and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt (other than ordinary course draw downs on revolving credit facilities) of the Issuer or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Issuer and its subsidiaries taken as a whole; (ii) neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement that is material to the Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its subsidiaries taken as a whole; and (iii) neither the Issuer nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

(e) The Issuer and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as a corporation or other applicable legal entity, as the case may be, and in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Issuer and its subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Issuer does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Schedule II to this Agreement and (ii) the general partner interests of Arguello Inc. in the entities owning and operating the Point Arguello unit.

(f) The Issuer has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such pledges in favor of the lenders under the Senior Secured Credit Agreement.

(g) The Issuer and each of the Guarantors have the corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement, the Securities, the Indenture (including the Guarantees set forth therein), the Exchange Securities, the Exchange Guarantees, the Registration Rights Agreement and the other Transaction Documents to which such entities are party and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h) The Indenture has been duly authorized by the Issuer and each of the Guarantors and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(i) The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j) On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Issuer and each of the Guarantors, and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, as issuer, and each of the Guarantors, as guarantor, enforceable against the Issuer and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l) The Transaction Documents have been duly authorized, executed and delivered by the Issuer and the Guarantors, as applicable, and constitute valid and legally binding agreements of the Issuer and the Guarantors, as applicable, enforceable against the Issuer and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(m) Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum and, if applicable, the documents incorporated by reference therein.

(n) Neither the Issuer nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) The execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the use of the initial borrowings made on the Closing Date under the Senior Secured Credit Agreement and the proceeds of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Issuer or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees), the entering into and making initial borrowings on the Closing Date under the Senior Secured Credit Agreement and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) as may be required with respect to the Exchange Securities (including the related guarantees) under the federal and applicable state securities laws as contemplated by the Registration Rights Agreement, (iii) as have been obtained or made and (iv) filings to establish liens under the Senior Secured Credit Agreement.

(q) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer or any of its subsidiaries is or may be a party or to which any property of the Issuer or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Issuer or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Issuer and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others.

(r) PricewaterhouseCoopers LLP and KPMG LLP, who have each certified certain financial statements of the Issuer and its subsidiaries, as the case may be, are independent public accountants with respect to the Issuer and its subsidiaries, as applicable, within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(s) Except as disclosed in the Offering Memorandum, the Issuer and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuer and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuer and its subsidiaries; (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) are created under the Senior Secured Credit Agreement.

(t) The Issuer and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Issuer and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except where such notice, claim or conflict would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Neither the Issuer nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v) The Issuer and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failure to make such payments or filings would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Issuer or any of its subsidiaries or any of their respective properties or assets, except where such deficiency would not, individually or in the aggregate, have a Material Adverse Effect.

(w) The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary or desirable for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum,

except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Issuer nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to receive such renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(x) No labor disturbance by or dispute with employees of the Issuer or any of its subsidiaries exists or, to the best knowledge of the Issuer and each of the Guarantors, is contemplated or threatened.

(y) The Issuer and its subsidiaries (i) are, and at all times prior to the date hereof have been, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(z) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Issuer or any of its subsidiaries (or, to the best of the Issuer’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Issuer or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Issuer or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under any Environmental Laws, except for any violation or liability which could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect.

(aa) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Issuer or any of its affiliates for employees or former employees of the Issuer and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(bb) The Issuer and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Except as disclosed in the Offering Memorandum, the Issuer and its subsidiaries have insurance covering the properties, operations, personnel and businesses of the Issuer and its subsidiaries, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the oil and gas industry; and neither the Issuer nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd) Neither the Issuer nor any of its subsidiaries nor, to the best knowledge of the Issuer and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) On and immediately after the Closing Date, the Issuer and each of the Guarantors (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and a particular person, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such person and its subsidiaries, taken as a whole, is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such person and its subsidiaries, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Offering Memorandum, the Issuer and each of the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged; and (v) such person is not a defendant in any civil action that would result in a judgment that the person and its subsidiaries, taken as a whole, is or would become unable to satisfy.

(ff) Except as disclosed in the Offering Memorandum or in the documents incorporated by reference therein, no subsidiary of the Issuer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s properties or assets to the Issuer or any other subsidiary of the Issuer.

(gg) Neither the Issuer nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh) On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ii) Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(jj) None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(kk) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(ll) Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(mm) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum, including the documents incorporated by reference therein, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Nothing has come to the attention of the Issuer that has caused the Issuer to believe that the statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum and the documents incorporated by reference therein is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) The oil and gas reserve estimates of the Issuer and its subsidiaries contained in the Preliminary Offering Memorandum and the Offering Memorandum are derived from reports that have been prepared by independent petroleum consulting firms as set forth in the Preliminary Offering Memorandum and the Offering Memorandum, such reserve estimates fairly reflect the oil and gas reserves of the Issuer and its subsidiaries at the dates indicated in the Preliminary Offering Memorandum and the Offering Memorandum and are in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved.

(qq) Netherland, Sewell & Associates, Inc. and Ryder Scott Company are independent petroleum engineers with respect to the Issuer and its subsidiaries for the periods set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

(rr) The Issuer owns 50% of the voting stock of Sepulveda Oil and Gas Company (“Sepulveda”) and Sepulveda has no assets or liabilities and no revenues or income and does not otherwise affect the Company’s balance sheet, statement of income, statement of cash flows and statement of comprehensive income.

4. Agreements of the Issuer and the Guarantors. The Issuer and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) The Issuer will deliver to the Initial Purchasers as many copies of the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b) Before making or distributing any amendment or supplement to the Offering Memorandum, the Issuer will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representatives reasonably object.

(c) The Issuer will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by any of the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Issuer will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(e) The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that none of the Issuer or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f) During the period from the date hereof through and including the date that is 90 days after the date hereof, each of the Issuer and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(g) The Issuer will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of Proceeds”.

(h) While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and each of the Guarantors will, during any period in which the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) If requested, the Issuer will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through DTC.

(j) Until the issuance of the Exchange Securities, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act.

(k) Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(l) None of the Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(m) Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any of the Issuer or any of the Guarantors by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by any of the Issuer or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

(c) Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

(d) The Initial Purchaser shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer and of each Guarantor who has specific knowledge of such Issuer’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Issuer and each Guarantor in this Agreement are true and correct and that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) On the date of this Agreement and on the Closing Date, (i) PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Issuer and its subsidiaries contained in the Preliminary Offering Memorandum and the Offering Memorandum; and KPMG LLP shall have furnished to the Initial Purchasers, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasesr, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Nuevo contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided in each case that such letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) On the date of this Agreement and on the Closing Date, each of Netherland, Sewell & Associates, Inc. and Ryder Scott Company shall have furnished to the Representatives, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information with respect to the oil and gas reserves of the Issuer and its subsidiaries.

(g) Akin Gump Strauss Hauer & Feld LLP, counsel for the Issuer and the Guarantors, shall have furnished to the Initial Purchasers, at the request of the Issuer, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Exhibit A hereto.

(h) The Initial Purchasers shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(j) The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuer and each of the Guarantors.

(l) Other than the 8 3/4% Notes Consent Solicitation, prior to or on the Closing Date, the Transactions will be consummated in accordance with the terms of the Transaction Agreements and as set forth in the Offering Memorandum, and all conditions precedent to borrowings under the Senior Secured Credit Agreement and the use of proceeds as set forth in the Offering Memorandum shall have been satisfied.

(m) At the Closing Date, after giving effect to the consummation of the transactions by the Transaction Documents, there shall exist no default or event of default under the Indenture or the Senior Credit Secured Credit Agreement.

(n) The Representatives shall have received true copies of the Transaction Documents and all other material documentation related thereto.

(o) The Securities shall have been designated for trading in PORTAL and shall be eligible for clearance and settlement through DTC.

(p) On or prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6. Indemnification and Contribution

(a) The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum (excluding the documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuer with the provisions of Section 4 hereof.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Issuer, each of the Guarantors and each person, if any, who controls any of the Issuer or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers, and (ii) the statements concerning the Initial Purchasers contained in the fourth paragraph, the fifth sentence of the ninth paragraph and the tenth paragraph under the heading “Plan of Distribution.”

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Issuer and the Guarantors and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Issuer or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7. Termination . This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer or any of the Guarantors shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in major financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer, as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that all non-defaulting Initial Purchasers agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuer or the Guarantors, except that each of the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer and the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ counsel, independent accountants and independent petroleum engineering firms; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to clause (ii) of Section 7, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities because a condition to closing is not satisfied, the Issuer and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Initial Purchasers referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer and the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers or any person controlling any of them.

12. Certain Definition Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13. Miscellaneous. Any action by the Initial Purchasers hereunder may be taken by Lehman Brothers Inc. and J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by Lehman Brothers Inc. and J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

14. Notices, etc. All statements, requests, notices and agreements hereunder will be in writing, and:

(a) if to any Initial Purchaser, will be delivered or sent by hand or overnight delivery, mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (212) 526-0943), with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Risë B. Norman (Fax: (212) 455-2502), and with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022;

(b) if to the Issuer, will be delivered or sent by hand or overnight delivery, mail or facsimile transmission to Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002, Attention: John F. Wombwell (Fax: (832) 239-6200);

provided, however, that any notice to an Initial Purchaser pursuant to Section 6(c) will be delivered or sent by hand or overnight delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements will take effect at the time of receipt thereof. The Issuer will be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Executive Vice President

ARGUELLO, INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

NUEVO ENERGY COMPANY

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Executive Vice President

NUEVO GHANA INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

NUEVO INTERNATIONAL INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

NUEVO OFFSHORE COMPANY

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

NUEVO PERMIAN INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

NUEVO PERMIAN LIMITED PARTNERSHIP

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

NUEVO RESOURCES INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

NUEVO TEXAS INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

PACIFIC INTERSTATE OFFSHORE COMPANY

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

PLAINS E&P COMPANY

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

PLAINS RESOURCES INTERNATIONAL INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

PMCT INC

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Vice President

PXP GULF COAST INC.

By:	/s/ Stephen A. Thorington
Name:	Stephen A. Thorington
Title:	Executive Vice President

Accepted:

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
HARRIS NESBITT CORP.

BY LEHMAN BROTHERS INC.

By:	/s/ J. Scott Schlossel
Authorized Representative

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
LEHMAN BROTHERS INC.	$87,500,000
J.P. MORGAN SECURITIES INC.	87,500,000
BANC OF AMERICA SECURITIES LLC	25,000,000
BNP PARIBAS SECURITIES CORP.	25,000,000
HARRIS NESBITT CORP.	25,000,000

Total	$250,000,000

SCHEDULE II

List of Subsidiaries

Arguello, Inc.
Gaviota Gas Plant Company
Nuevo Alyane Ltd.
Nuevo Anaguid Ltd.
Nuevo Canada Inc.
Nuevo Congo Ltd.
Nuevo Energy Company
Nuevo Ghana Inc.
Nuevo International Inc.
Nuevo International Holdings Ltd.
Nuevo Offshore Company
Nuevo Permian Inc.
Nuevo Permian Limited Partnership
Nuevo Peru Ltd.
Nuevo Resources Inc.
Nuevo Tarfaya Ltd.
Nuevo Texas Inc.
Nuevo Tunisia Ltd.
Pacific Interstate Offshore Company
Plains E&P Company
Plains Resources International Inc.
PMCT Inc.
Point Arguello Natural Gas Line Company
Point Arguello Pipeline Company
Point Arguello Terminal Company
PXP Gulf Coast Inc.
The Congo Holding Company
The Nuevo Congo Company

SCHEDULE III

List of Restricted Subsidiaries

Arguello, Inc.
Nuevo Energy Company
Nuevo Ghana Inc.
Nuevo International Inc.
Nuevo Offshore Company
Nuevo Permian Inc.
Nuevo Permian Limited Partnership
Nuevo Resources Inc.
Nuevo Texas Inc.
Pacific Interstate Offshore Company
Plains E&P Company
Plains Resources International Inc.
PMCT Inc.
PXP Gulf Coast Inc.
The Congo Holding Company
The Nuevo Congo Company

ANNEX A

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuer that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.